EXHIBIT 99.1

           SONUS NETWORKS ANNOUNCES KEY APPOINTMENT TO EXECUTIVE TEAM

      INDUSTRY VETERAN JOINS SONUS AS VICE PRESIDENT OF WORLDWIDE SALES

    CHELMSFORD, Mass., April 24 /PRNewswire-FirstCall/ -- Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider Voice over IP (VoIP) infrastructure solutions, announced today that James Collier has joined the company as its vice president of worldwide sales. In this role, Collier will be responsible for Sonus' global sales and network services organizations. A respected industry executive with more than 25 years of experience in the telecommunications market, Collier joins Sonus from Ciena Corporation where he most recently led the Company's worldwide sales organization. Collier will fill the role previously held by Gary Rogers who will leave the company to pursue personal interests.

    "I am extremely pleased to welcome Jim to the Sonus team. Jim brings to Sonus a deep knowledge of our industry and an exceptional record of accomplishment within major wireline and wireless operators globally. I am confident that he will play a critical role in enabling Sonus to capitalize on the growing global market for IP-based voice networks," said Hassan Ahmed, chairman and CEO. "I'd also like to personally thank Gary for his numerous contributions, his leadership and his friendship which have been vital to building Sonus into a predominant supplier in next-generation telecommunications."

    Before joining Sonus, Collier was the senior vice president of worldwide sales at Ciena Corporation and was responsible for nearly doubling Ciena's revenue during his tenure. He also significantly expanded Ciena's presence within Postal Telegraph and Telephone (PTT) operators. Prior to assuming this role at Ciena, Collier was responsible for corporate development at Ciena leading the development and management of corporate alliances, partnerships and M&A activities within the Company after having lead Ciena's North American sales organization.

    As an accomplished industry executive, Collier had a distinguished 20-year career at Northern Telecom Inc. (Nortel), where he was responsible for sales of the company's wireless and optical solutions. He also held various engineering, business development and product marketing positions at Nortel.

    "As Sonus continues its expansion into the wireless and global markets, Jim's leadership in providing innovative solutions that meet network operators' needs adds strength and breadth to our execution," said Bert Notini, president and COO. "Further, by combining worldwide sales and network services together in one organization, we will accelerate our ability to deliver superior professional and deployment services in support of our customers' networks."

    "Sonus is the recognized leader in the next-generation communications market with some of the most dynamic network operators in the world as customers," said James Collier. "This success is the result of Sonus' long- standing commitment to putting its customers first and its relentless mission of delivering the industry's most innovation and reliable IP-based voice solutions. I am excited to join the market leader and look forward to deepening Sonus' relationship with network operators globally."

    Collier holds a bachelors of science in electrical engineering from North Carolina State University and a masters of business administration from Duke University.

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of Voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the "Risk Factors" section of Sonus' Annual Report on Form 10-K, dated March 15, 2005, and the "Cautionary Statements" section of Sonus' Quarterly Report on Form 10-Q, dated November 8, 2005, both filed with the SEC, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward- looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks, Inc. Sonus GSX9000 Open Services Switch, PSX Call Routing Server, SGX Signaling Gateway, and the Sonus Insight Management System are trademarks of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

    For more information, please contact:

    Investor Relations:                 Media Relations:
    Jocelyn Philbrook                   Sarah McAuley
    978-614-8672                        212-699-1836
    jphilbrook@sonusnet.com             smcauley@sonusnet.com

SOURCE  Sonus Networks, Inc.
    -0-                             04/24/2006
    /CONTACT: Investor Relations, Jocelyn Philbrook, +1-978-614-8672, jphilbrook@sonusnet.com, Media Relations, Sarah McAuley, +1-212-699-1836, smcauley@sonusnet.com /
    /Web site:  http://www.sonusnet.com /
    (SONS)